UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2015

Titanium Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803

Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

2100 McKinney Ave, Suite 1780, Dallas, Texas 75201

(Address of principal executive offices)

(469) 606-4521

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2015, the Board of Directors of Titanium Healthcare, Inc. (the “Company”) adopted the Titanium Healthcare, Inc. 2015 Equity Plan (the "Equity Plan") to enable the Board of Directors to award, retain and incentivize the Company's officers and employees. The Equity Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Equity Plan provides authority for the Board of Directors to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Equity Plan will be administered by the Company's Board of Directors and will be issuing awards of restricted stock and options. The Company will be authorized to issue up to 15,000,000 shares of the Company's common stock pursuant to the Equity Plan.

Effective October 1, 2015 the Company entered into employment agreements with each of its four executive officers (the "Employment Agreements"), including an amended form of employment agreement with Kamran Nezami, which replaced his prior employment agreement. The term of each Employment Agreements is generally for three years and the respective agreements provide for the annual base salaries specified below. The Employment Agreements, among other benefits, also provide for reimbursement of expenses incurred in the performance of the executive’s duties, and participation in employee benefit programs and benefit plans offered to other comparable officers. Mr. Nezami’s agreement also includes provisions regarding the provision of office space and the use of an executive assistant. In addition to the base salary, each executive officer may be entitled to incentive compensation based on the financial performance of the Company if and when an incentive compensation program is established and approved by the Company’s Board of Directors.

The Employment Agreements each contain a non-solicitation agreement which would prohibit the executive from soliciting certain employees and shareholders of the Company following termination for cause or termination without good reason and provides for standard confidentiality and trade secret protections. In addition to the death or disability of the executive, the employment agreement may be terminated by the Company for “cause”, which includes the uncured breach of the employment agreement by the executive, fraud, misappropriation or embezzlement of funds or property of the Company, conviction of a felony or violation of any statutory or common law duty owed to the Company. The executive may also terminate for “good reason” which includes, among other events, a material reduction in authority, responsibilities or title, relocation outside of the State of Texas, a request to perform any illegal act, a reduction in base salary, or a material breach of the agreement by the Company. In the event the Company terminates the employment agreement without “cause” or the executive terminates for “good reason” the executive would be entitled to the base salary then in effect through the remainder of the term of the employment agreement plus incentive compensation projected forward on an annualized basis. The executive would also be entitled to such amounts if such a termination occurred within one year of a change of control of the Company. If the employment agreement is terminated for “cause” or without “good reason”, the executive will generally only be entitled to accrued but unpaid compensation.

The Employment Agreements provide the following base salaries for the Company's executive officers:

Mr. Chuck Talley, Chief Financial Officer	$175,000

Mr. Kamran Nezami, Chief Business Development Officer	$300,000

Mr. Chris Mashburn, Chief Operating Officer	$150,000

Mrs. Debbie Woods, Chief Marketing Officer	$90,000

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The Employment Agreements also provide for equity compensation grants of 2,000,000 shares of the Company’s common stock to be made to each of Mr. Talley, Mr. Mashburn and Mrs. Woods. When issued, all such shares will be restricted stock of the Company, fully vested when issued, with a prohibition on disposing of such shares forone year from the date of issuance.

A copy of the form of Employment Agreement between the Company and its executive officers is attached hereto as Exhibit 10.2 and incorporated herein by reference. Each Employment Agreement is identical other than with respect to the executive's identity, position, and compensation and with respect to the office space and executive assistant provision in Mr. Nezami’s agreement. The foregoing description of the Employment Agreements is a summary only and is qualified by reference to the copy of the form Employment Agreement attached as Exhibit 10.2.

Effective October 1, 2015, the Company also entered into Indemnification Agreements with each of its executive officers and directors. The Indemnification Agreements were entered into in recognition of the need to provide the Company's Officers with substantial protection against personal liability, in order to procure their services or continued service as either directors or officers of the Company and to enhance each individual's ability to serve the Company in an effective manner. The Indemnification Agreements provide for indemnification and the advancement of expenses and fees in connection with defending the officers and directors in connection with any claim arising from their service for the Company. A copy of the form Indemnification Agreement between the Company and its Officers is attached hereto as Exhibit 10.3 and incorporated herein by reference. The foregoing description of the Indemnification Agreement is a summary only and is qualified by reference to the copy of the Indemnification Agreement attached as Exhibit 10.3.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Titanium Healthcare, Inc. 2015 Equity Plan*+

10.2	Titanium Healthcare, Inc. Executive Employment Agreement Form*+

10.3	Titanium Healthcare, Inc. Indemnification Agreement Form*+

_______

*Filed herewith.

+Management contract compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM HEALTHCARE, INC.

Dated: October 6, 2015	By:	/s/ Chuck Talley
Chuck Talley
Chief Financial Officer

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